United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 2, 2007

UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)

Registrant's telephone number, including area code (215) 721-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

The information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subjected to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events

Univest Corporation of Pennsylvania is announcing the pending retirement of Wallace H. Bieler effective January 31, 2008. Wallace H. Bieler is Senior Executive Vice President, Chief Operation Officer, Chief Financial Officer and Corporate Secretary for Univest Corporation. He also serves as Senior Executive Vice President, Chief Financial Officer and Corporate Secretary for Univest National Bank and Trust Co.; and Secretary and Treasurer for Univest Investments, Inc., Univest Insurance, Inc. and Vanguard Leasing, Inc. Mr. Bieler has provided 42 years of leadership, loyalty and dedication to Univest Corporation and its communities.

Over the next several months, Univest will conduct a high level search for the best candidate to succeed Mr. Bieler and join in continuing to move the Corporation forward.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

Date: May 2, 2007	By:	/s/ William S. Aichele
Name: William S. Aichele
Title: Chairman, President and Chief Executive Officer